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                                                                     Exhibit 5.1


                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624

                                 (617) 951-7000
                               Fax: (617) 951-7050



                                                September 13, 2000


PictureTel Corporation
100 Minuteman Road
Andover, Massachusetts 01810

         Re:  PictureTel Registration Statement

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with a registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 8,400,000 shares of Series B Preference Sock, $.01 par value (the "SERIES B SHARES"), and 8,400,000 shares of Common Stock, $.01 par value (the "COMMON STOCK", and collectively with the Series B Shares, the "SHARES"), issuable on conversion of the Series B Shares, of PictureTel Corporation, a Delaware corporation (the "COMPANY").

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement and the issuance of certain of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based on the foregoing, we are of the opinion that the Series B Shares that have been issued as of the date of this letter are duly authorized, validly issued, fully paid and non-assessable and that the Common Stock, when issued on conversion of the Series B Shares in accordance with the terms of the Certificate of Designation for the Series B Shares, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                         Very truly yours,

                                         /s/ Ropes & Gray
                                         ---------------------------------------
                                         Ropes & Gray